Exhibit 4.9

VALLEY NATIONAL BANCORP

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of [    ,  ]

SUBORDINATED DEBT SECURITIES

-i-

Section 10.2	Maintenance of Office or Agency	48
Section 10.3	Money for Securities Payments to Be Held in Trust	48
Section 10.4	Statement by Officers as to Default	49
Section 10.5	Existence	50
Section 10.6	Maintenance of Properties	50
Section 10.7	Payment of Taxes and Other Claims	50
Section 10.8	Waiver of Certain Covenants	50
Section 10.9	Calculation of Original Issue Discount	51
Section 10.10	Tax Payment and Tax Withholding Obligations	51

ARTICLE XI	Redemption of Securities	51
Section 11.1	Applicability of Article	51
Section 11.2	Election to Redeem; Notice to Trustee	51
Section 11.3	Selection by Trustee of Securities to Be Redeemed	52
Section 11.4	Notice of Redemption	52
Section 11.5	Deposit of Redemption Price	53
Section 11.6	Securities Payable on Redemption Date	53
Section 11.7	Securities Redeemed in Part	54

ARTICLE XII	Sinking Funds	54
Section 12.1	Applicability of Article	54
Section 12.2	Satisfaction of Sinking Fund Payments with Securities	54
Section 12.3	Redemption of Securities for Sinking Fund	55

ARTICLE XIII	Defeasance and Covenant Defeasance	55
Section 13.1	Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance	55
Section 13.2	Defeasance and Discharge	55
Section 13.3	Covenant Defeasance	56
Section 13.4	Conditions to Defeasance or Covenant Defeasance	56
Section 13.5	Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions	58
Section 13.6	Reinstatement	59

ARTICLE XIV	Subordination Of Securities	59
Section 14.1	Securities Subordinate to Senior Debt	59
Section 14.2	No Payment When Senior Debt in Default	61
Section 14.3	Trustee and Holders of Securities May Rely on Certificate of Liquidating Agent; Trustee May Require Further Evidence as to Ownership of Senior Debt; Trustee Not Fiduciary to Holders of Senior Debt	62
Section 14.4	Payment Permitted If No Default	62
Section 14.5	Trustee Not Charged with Knowledge of Prohibition	63
Section 14.6	Trustee to Effectuate Subordination	63
Section 14.7	Rights of Trustee as Holder of Senior Debt	63
Section 14.8	Article Applicable to Paying Agents	64
Section 14.9	Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt	64
Section 14.10	Trustee’s Rights to Compensation, Reimbursement of Expenses and Indemnification	64

VALLEY NATIONAL BANCORP

Certain Sections of this Indenture relating to

Sections 310 through 318, inclusive, of the

Trust Indenture Act of 1939:

Trust Indenture Act Section		Indenture Section
§310	(a)(1)	6.9
	(a)(2)	6.9
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	6.8 6.10
§311	(a)	6.13
	(b)	6.13
§312	(a)	7.1
	(b)	7.2(1)
	(c)	7.2(2)
§313	(a)	7.3(1)
	(b)	7.3(1)
	(c)	7.3(1)
	(d)	7.3(2)
§314	(a)	7.4
	(a) (4)	1.2
		10.4
	(b)	Not Applicable
	(c)(1)	1.2
	(c)(2)	1.2
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.2
§315	(a)	6.1
	(b)	6.2
	(c)	6.1
	(d)	6.1
	(d)(1)	6.1
	(d)(2)	6.1
	(d)(3)	6.1
	(e)	5.14
§316	(a)(1)(A)	5.12
	(a)(1)(B)	5.2 5.13
	(a)(2)	Not Applicable
	(b)	5.8
	(c)	1.4(c)

§317	(a)(1)	5.3
	(a)(2)	5.4
	(b)	10.3
§318	(a)	1.7

NOTE: This shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE, dated as of [  ,  ], between VALLEY NATIONAL BANCORP, a corporation duly organized and existing under the laws of the State of New Jersey (the “Company”), having its principal office at One Penn Plaza, New York, New York 10119, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its subordinated, unsecured debentures, notes, or other evidences of indebtedness (the “Securities” and each, a “Security”), to be issued in one or more series as provided in this Indenture.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series of the Securities, as follows:

ARTICLE I

Definitions And Other Provisions

Of General Application

Section 1.1 Rules of Construction.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)	the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)

all other terms used in this Indenture which are defined in the Trust Indenture Act, either directly or by reference to the Trust Indenture Act, have the meanings assigned to them in the Trust Indenture Act;

(3)

all accounting terms not otherwise defined in this Indenture have the meanings assigned to them in accordance with accounting principles generally accepted in the United States and, except as otherwise expressly provided in this Indenture, the term “accounting principles generally accepted in the United States” with respect to any computation required or permitted under this Indenture shall mean such accounting principles as are generally accepted in the United States at the date of such computation;

(4)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5)	unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture.

Section 1.2 Definitions.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.5(1).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Officer” means any officer of the Company designated by or pursuant to a Board Resolution to take certain actions as specified in this Indenture.

“Board of Directors” means either the board of directors of the Company or any other duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Corporate Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or by action of an Authorized Officer designated as such pursuant to a resolution of the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, unless otherwise specified, any day that is not a Saturday or Sunday and that is not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in The City of New York, New York.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman, its Chief Executive Officer, its President, its Chief Financial Officer, or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Corporate Secretary, or an Assistant Secretary, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee located at 13737 Noel Rd, Suite 800, Dallas, Texas 75240, or such other address as the Trustee may designate from time to time by notice to the Company.

“Covenant Defeasance” has the meaning specified in Section 13.3.

“Defaulted Interest” has the meaning specified in Section 3.7.

“Defeasance” has the meaning specified in Section 13.2.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary for such series by the Company pursuant to Section 3.1, which Person shall be a clearing agency registered under the Exchange Act.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended now or in the future, and any successor statute.

“Global Security” means a Security bearing the legend prescribed in Section 2.2 evidencing all or part of a series of Securities, authenticated and delivered to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more supplemental indentures entered into pursuant to the applicable provisions of this Indenture, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.1.

“Interest Payment Date,” with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable in accordance with its terms or the terms of this Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption, or otherwise.

“Officers’ Certificate” means a certificate signed by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Corporate Secretary, or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 10.4 shall be the principal executive, financial, or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, and who, in all cases, shall be reasonably acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount of such Security to be due and payable upon a declaration of acceleration of the Maturity of such Security pursuant to Section 5.2.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities previously authenticated and delivered under this Indenture, except:

(i)	Securities previously cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)

Securities for whose payment or redemption money in the necessary amount has been previously deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such redemption satisfactory to the Trustee has been made;

(iii)

Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company;

(iv)	Securities which have been defeased pursuant to Section 13.2; and

(v)	Securities not deemed outstanding pursuant to Section 11.3;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent, or waiver under this Indenture, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of its maturity pursuant to Section 5.2, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.1, and (iii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

“Periodic Offering” means an offering of Securities of any series from time to time, the specific terms of which Securities, including, without limitation, its rate or rates of interest, if any, its Stated Maturity, and redemption provisions, if any, with respect to such Securities are to be determined by the Company or its agents upon the issuance of such Securities.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, association, unincorporated organization, or government or any agency or political subdivision of any government.

“Place of Payment,” when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 3.1.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost, or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost, or stolen Security.

“ranking junior to the Securities,” when used with respect to any obligation of the Company, shall mean any obligation of the Company which (a) ranks junior to and not equally with or prior to the Securities (or any other obligations of the Company ranking on a parity with the Securities) in right of payment upon the happening of any event of the kind specified in the first sentence of the second paragraph in Section 14.1 or (b) is specifically designated as ranking junior to the Securities by express provision in the instrument creating or evidencing such obligation. The securing of any obligations of the Company, otherwise ranking junior to the Securities, shall be deemed to prevent such obligations from constituting obligations ranking junior to the Securities. For the avoidance of doubt, any junior subordinated debt securities issued or assumed by the Company shall be deemed securities ranking junior to the Securities other than any such securities issued after the date hereof that by their terms expressly rank on a parity with the Securities.

“ranking on a parity with the Securities,” when used with respect to any obligation of the Company, shall mean any obligation of the Company which (a) ranks equally with and not prior to the Securities in right of payment upon the happening of any event of the kind specified in the first sentence of the second paragraph of Section 14.1 or (b) is specifically designated as ranking on a parity with the Securities by express provision in the instrument creating or evidencing such obligation. The securing of any obligations of the Company, otherwise ranking on a parity with the Securities, shall not be deemed to prevent such obligations from constituting obligations ranking on a parity with the Securities.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.1.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any director, vice president, assistant vice president, any trust officer or assistant trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5.

“Senior Debt” means

(i)

any of the Company’s indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes, or other written instruments, including any obligations of the Company to general creditors or trade creditors,

(ii)	the Company’s obligations under letters of credit,

(iii)

any of the Company’s indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor, and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

(iv)

any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business), or other similar contingent obligations in respect of obligations of others of a type described in clauses (i), (ii), and (iii), whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States, in each case whether outstanding on the date of execution of this Indenture or incurred later, other than obligations ranking on a parity with the Securities or ranking junior to the Securities. Notwithstanding the foregoing, if the Board of Governors of the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “general creditors” as used herein the definition of Senior Debt will have the meaning as described in that rule or interpretation.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 3.7.

“Stated Maturity,” when used with respect to any Security or any installment of principal or interest on such Security, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means a corporation or other Person more than 50% of the outstanding voting stock or a majority of the controlling interest of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee under this Indenture, and if at any time there is more than one such Person, “Trustee,” as used with respect to the Securities of any series, shall mean the Trustee with respect to Securities of that series.

“U.S. Government Obligation” has the meaning specified in Section 13.4.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president (other than any assistant vice president), whether or not designated by a number or a word or words added before or after the title “vice president.”

“Wholly Owned Subsidiary” means any Subsidiary all of whose outstanding voting stock (other than directors’ qualifying shares) shall at the time be owned by the Company or one or more of its Wholly Owned Subsidiaries.

Section 1.3 Compliance Certificates and Opinions.

Upon any application to or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent to the proposed action provided for in this Indenture, if any, have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except in the case of any such application or request as to which the furnishing of such documents is specifically required by any provisions of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion (other than the Officers’ Certificate delivered under Section 10.4 of this Indenture) with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)	a statement that each Person making such certificate or opinion has read such covenant or condition and the related definitions;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)

a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

Section 1.4 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which this certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give, or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.5 Acts of Holders; Record Dates.

(1)

Any request, demand, authorization, direction, notice, consent, waiver, or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in this Indenture, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required by this Indenture, to the Company. Such instrument or instruments (and the action embodied in and evidenced by such instrument or instruments) are sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

Without limiting the generality of the foregoing, a Holder, including a Depositary that (or whose nominee) is a Holder of a Global Security, may make, give, or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver, or other action provided or permitted in this Indenture to be made, given, or taken by Holders, and a Depositary that (or whose nominee) is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security.

(2)

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary public or other officer its execution. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(3)

The Company may fix any day as the record date for the purpose of determining the Holders of Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver, or other action, or to vote on any action, authorized, or permitted to be given or taken by Holders of Securities of such series. If not set by the Company prior to the first solicitation of a Holder of Securities of such series made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.1) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders of one or more series of Securities, only the Holders of Securities of such series on such date (or their duly designated proxies) shall be entitled to give, take, or vote on the relevant action.

(4)	The ownership of Securities shall be proved by the Security Register.

(5)

Any request, demand, authorization, direction, notice, consent, waiver, or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer of, in exchange for, or in lieu of such Security in respect of anything done, omitted, or suffered to be done by the Trustee or the Company in reliance on such action, whether or not notation of such action is made upon such Security.

(6)

Without limiting the foregoing, a Holder entitled to give or take any action under this Indenture with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

Section 1.6 Notices, Etc. to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver, or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with

(1)

the Trustee by any Holder or by the Company shall be sufficient for every purpose under this Indenture if made, given, furnished, or filed in writing to or with the Trustee at its Corporate Trust Office, or

(2)

the Company by the Trustee or by any Holder shall be sufficient for every purpose under this Indenture (unless otherwise expressly provided in this Indenture) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Corporate Secretary.

Any communication contemplated herein shall be deemed to have been made, given, furnished and filed (a) if personally delivered, on the date of delivery; (b) if sent by email, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “read receipt” function, as available, return email or other form of written acknowledgment); (c) if sent by facsimile (with confirmation of transmission), on the date of transmission if a Business Day at or before 5:00 p.m., or if not a Business Day or after 5:00 p.m. on the date of transmission, on the next following Business Day; or (d) if sent by certified or registered mail, return receipt requested, postage prepaid, on the date of receipt.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured email, facsimile transmission or other similar unsecured electronic methods. The Trustee shall not have any duty to confirm that the person sending any notice, instruction or other communication by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee) (“Signature Law”) shall be deemed original signatures for all purposes. The Company agrees to assume all risks arising out of the use of electronic signatures and electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 1.7 Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided in this Indenture) if in writing and (i) mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, or (ii) in the event that a Depositary (or a nominee thereof) is a Holder of Securities issued in the form of Global Securities, then with respect to such Securities given by electronic, email or other means as such be acceptable to such Depositary, in all cases, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose under this Indenture.

Section 1.8 Conflict with Trust Indenture Act.

If any provision of this Indenture limits, qualifies, or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.9 Effect of Headings and Table of Contents.

The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction of this Indenture.

Section 1.10 Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.11 Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired by such invalid, illegal, or unenforceable provision.

Section 1.12 Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties to this Indenture and their successors under this Indenture, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13 Governing Law; Waiver of Jury Trial; Consent to Jurisdiction.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York (including but not limited to N.Y. General Obligations Law Section 5-1401 and any successor statute thereto).

Each of the Company and the Trustee, and each Holder of a Security by its acceptance thereof, hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right it may have to trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Indenture, the Securities or the transactions contemplated hereby or thereby.

Each of the Company and the Trustee irrevocably consents and submits, for itself and in respect of any of its assets or property, to the nonexclusive jurisdiction of any court of the State of New York or any United States court sitting, in each case, in the Borough of Manhattan, The City of New York, New York, United States of America, and of any appellate court in respect thereof in any suit, action or proceeding that may be brought in connection with this Indenture or the Securities, and waives any immunity from the jurisdiction of such courts. Each of the Company and the Trustee irrevocably waives, to the fullest extent permitted by law, any objection to any such suit, action or proceeding that may be brought in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the Company and the Trustee agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and the Trustee, respectively, and the Company waives, to the fullest extent permitted by law, any objection to the enforcement by any competent court in the Company’s jurisdiction of organization of judgments validly obtained in any such court in New York on the basis of such suit, action or proceeding.

Section 1.14 Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities, other than a provision of the Securities of any series which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, or Redemption Date, or at the Stated Maturity; provided that no interest shall accrue with respect to the payment due on such date for the period from and after such Interest Payment Date, Redemption Date, or Stated Maturity, as the case may be.

ARTICLE II

Security Forms

Section 2.1 Forms Generally.

The Securities of each series shall be in substantially such form or forms as shall be established by or pursuant to one or more Board Resolutions or in one or more indentures supplemental to this Indenture, or in an Officers’ Certificate pursuant to such Board Resolution or any such supplemental indenture, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by this Indenture, and may have such letters, numbers, or other marks of identification and such legends or endorsements placed on them as may be required to comply with the rules of any securities exchange or as may, consistently with this Indenture, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Corporate Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities.

The definitive Securities, if any, shall be printed, lithographed, or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.2 Form of Legend for Global Securities.

Any Global Security authenticated and delivered under this Indenture shall bear a legend (in addition to any legend that may be required by the applicable requirements of the Depositary) in substantially the following form:

This Security is a Global Security within the meaning of the Indenture referred to in this Security and is registered in the name of a Depositary or its nominee. This Security may not be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary or its nominee or a successor of such Depositary or a nominee of such successor and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Security shall be a Global Security subject to the foregoing, except in such limited circumstances.”

Section 2.3 Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee

By:
Authorized Signatory

ARTICLE III

The Securities

Section 3.1 Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officers’ Certificate pursuant to a Board Resolution or an indenture supplemental to this Indenture, or established in one or more indentures supplemental to this Indenture, prior to the issuance of Securities of any series:

(1)	the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2)

any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, 3.5, 3.6, 9.6, or 11.7 and except for any Securities which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered under this Indenture);

(3)

the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4)	the date or dates on which the principal (and premium, if any) of the Securities of the series is payable;

(5)

the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable, and the Regular Record Date for any interest payable on any Interest Payment Date;

(6)	the place or places in addition to the Borough of Manhattan, The City of New York, where the principal of and any premium and interest on Securities of the series shall be payable;

(7)

the period or periods within which, the price or prices at which, and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

(8)

the obligation, if any, of the Company to redeem, purchase, or repay Securities of the series pursuant to any mandatory redemption, sinking fund, or analogous provision or at the option of a Holder of the Security, and the period or periods within which, the price or prices at which, and the terms and conditions upon which Securities of the series shall be redeemed, purchased, or repaid, in whole or in part, pursuant to such obligation;

(9)	if other than minimum denominations of $1,000 and integral multiples of such denomination, the denomination or denominations in which Securities of the series shall be issuable;

(10)

if the amount of payments of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or formula, the manner in which such amounts shall be determined;

(11)

if other than the principal amount of the Securities of the series, the portion of the principal amount of Securities which shall be payable upon declaration of acceleration of its Maturity pursuant to Section 5.2;

(12)

if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose under the Securities or this Indenture, including the principal amount which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(13)

the application, if any, of either or both of Section 13.2 and Section 13.3 to the Securities of the series (including, in the case of Section 13.3, the covenants and any Events of Default not specified therein that are subject thereto) and, if other than by a Board Resolution, the manner in which any election pursuant to such Sections by the Company shall be evidenced;

(14)

whether the Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Security or Global Securities (if other than The Depository Trust Company), and any circumstances other than those set forth in Section 3.5 in which any such Global Security may be transferred to, and registered and exchanged for, Securities registered in the name of, a Person other than the Depositary for such Global Security or its nominee and in which any such transfer may be registered;

(15)	any Authenticating Agents, Paying Agents, or any other agents with respect to the Securities of the series;

(16)

any other covenant or warranty included for the benefit of Securities of the series in addition to (and not inconsistent with) those included in this Indenture for the benefit of Securities of all series, or any other covenant or warranty included for the benefit of Securities of the series in lieu of any covenant or warranty included in this Indenture for the benefit of Securities of all series (including any covenant contained in Article X), or any provision that any covenant or warranty included in this Indenture for the benefit of Securities of all series (including any covenant contained in Article X) shall not be for the benefit of Securities of such series, or any change to or combination of the provisions of any such covenant or warranty included in this Indenture for the benefit of Securities of all series (including any covenants contained in Article X) which applies to the Securities of such series;

(17)

any addition to, deletion from, or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount of such Securities due and payable pursuant to Section 5.2; and

(18)	any other terms of the Securities of such series, or of any specified tenor thereof.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.3) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any indenture supplemental to the Indenture.

Unless otherwise provided with respect to the Securities of any series, at the option of the Company, interest on the Securities of any series that bears interest may be paid by mailing a check to the address of the Person entitled to such interest as such address shall appear in the Security Register.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Corporate Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

Section 3.2 Denominations.

The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 3.1. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in minimum denominations of $1,000 and any integral multiples of such denominations.

Section 3.3 Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman, its Chief Executive Officer, its President, or one of its Vice Presidents, and may (but need not) have the corporate seal of the Company affixed or reproduced thereon and, if so affixed or reproduced, attested by its Corporate Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual, electronic or facsimile.

Securities bearing the manual, electronic or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with the documents referred to below in this Section 3.3, for the authentication and delivery of such Securities, and the Trustee shall authenticate and deliver such Securities to or upon a Company Order or pursuant to such procedures acceptable to the Trustee and to such recipients as may be specified from time to time by a Company Order. If so provided in or pursuant to the Board Resolution or supplemental indenture establishing the Securities of any series, the maturity date, original issue date, interest rate, and any other terms of any or all of the Securities of such series may be determined by or pursuant to such Company Order and procedures. If provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to electronic instructions from the Company or its duly authorized agent, which instructions shall be promptly confirmed in writing. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 6.1) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(1)

a Company Order requesting such authentication and setting forth delivery instructions if the Securities are not to be delivered to the Company; provided that, with respect to Securities of a series subject to a Periodic Offering, (i) such Company Order may be delivered by the Company to the Trustee at any time prior to the delivery to the Trustee of the Securities of such series for authentication and delivery, (ii) the Trustee shall authenticate and deliver the Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, pursuant to a Company Order or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Company Order, and (iii) if so provided in or pursuant to the Board Resolution or supplemental indenture establishing the Securities of such series, the maturity date, original issue date, interest rate, and any other terms of any or all of the Securities of such series may be determined by a Company Order or pursuant to such procedures;

(2)

any Board Resolution, Officers’ Certificate and/or executed supplemental indenture referred to in Sections 2.1 and 3.1 by or pursuant to which the form or forms and terms of the Securities of such series were established;

(3)

an Officers’ Certificate setting forth the form or forms and the terms of the Securities of such series, stating that such form or forms and terms have been established pursuant to Sections 2.1 and 3.1 and comply with this Indenture, and covering such other matters as the Trustee may reasonably request; and

(4)	an Opinion of Counsel, substantially to the effect that:

(a)	the form or forms of the Securities of such series have been duly authorized and established in conformity with the provisions of this Indenture;

(b)	the terms of the Securities of such series (or the manner of determining such terms) have been established in conformity with the provisions of this Indenture; and

(c)

that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors rights and to general equity principles and other customary qualifications and assumptions.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will adversely affect the Trustee’s own rights, duties, liabilities or immunities under the Securities or this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the above specified documents at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in this Indenture executed by the Trustee by manual or facsimile signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered under this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.9, for all purposes of this Indenture, such Security shall be deemed never to have been authenticated and delivered under this Indenture and shall never be entitled to the benefits of this Indenture.

Section 3.4 Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed, or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions, and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the

Company shall execute and the Trustee shall authenticate and deliver in exchange one or more definitive Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

Section 3.5 Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office or in any other office or agency of the Company in a Place of Payment may sometimes be collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as provided in this Indenture.

Upon surrender for registration of transfer of any Security of any series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder or the Holder’s attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 9.6, or 11.7 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of, or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the delivery of a notice of redemption of Securities of that series selected for redemption under Section 11.3 and ending at the close of business on the day of such delivery, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Notwithstanding the foregoing and except as otherwise specified as contemplated by Section 3.1, if at any time the Depositary for the Securities of a series represented by a Global Security or Global Securities notifies the Company that it is unwilling or unable to continue as a Depositary for the Securities of such series or if at any time the Depositary for Securities of a series shall no longer be registered or in good standing under the Exchange Act or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company or, if appointed, has not accepted such appointment, within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon Company Request, will authenticate and deliver, Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Global Securities representing Securities of such series in exchange for such Global Security or Global Securities.

In the event that (i) the Company at any time and in its sole discretion determines that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Global Securities or (ii) there shall have occurred and be continuing an Event of Default with respect to the Securities of any series, the Company will execute, and the Trustee, upon Company Request or instructions from the Depositary, will authenticate and deliver, Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Global Securities representing such series in exchange for such Global Security or Global Securities.

Upon the occurrence in respect of any Global Security of any series of any one or more of the conditions specified in the preceding two paragraphs or such other conditions as may be specified as contemplated by Section 3.1 for such series, such Global Security may be exchanged for Securities registered in the names of, and the transfer of such Global Security may be registered to, such Persons (including Persons other than the Depositary with respect to such series and its nominees) as such Depositary shall direct. Notwithstanding any other provision of this Indenture, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security shall also be a Global Security and shall bear the legend or legends specified in Section 2.2 except for any Security authenticated and delivered in exchange for, or upon registration of transfer of, a Global Security pursuant to the preceding sentence.

Section 3.6 Mutilated, Destroyed, Lost, and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss, or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost, or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost, or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to such issuance and any other expenses (including the fees and expenses of the Trustee) connected with such issuance.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost, or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost, or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued under this Indenture.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Securities.

Section 3.7 Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) shall cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1)

The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Clause. At such time the Company shall fix a Special

Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the related Special Record Date to be delivered electronically or mailed, first-class postage prepaid, to each Holder of Securities of such series at such Holder’s address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the related Special Record Date having been so sent, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2). The Trustee will have no duty whatsoever to determine whether any Defaulted Interest is payable or the amount thereof.

(2)

The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.8 Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.7) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, nor an agent of the Company or the Trustee shall be affected by notice to the contrary.

No holder of any beneficial interest in any Global Security registered in the name of a Depositary or its nominee shall have any rights under this Indenture with respect to such Global Security, and such Depositary or nominee, as the case may be, may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing in this Indenture shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy, or other authorization furnished by a Depositary or its nominee pursuant to this Indenture. Furthermore, none of the Company, the Trustee, any Paying Agent, the Security Registrar, or any other agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Company, the Trustee, any Paying Agent, the Security Registrar, or any other agent of the Company or the Trustee shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Trustee, the Paying Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Depositary participant or between or among the Depositary, any such Depositary participant and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

Section 3.9 Cancellation.

All Securities surrendered for payment, conversion, redemption, registration of transfer or exchange, or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its then customary procedures, and upon written request of the Company, the Trustee shall deliver to the Company a certificate of such disposition.

Section 3.10 Computation of Interest.

Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11 CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP,” “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN” or other similar numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in “CUSIP,” “ISIN” or other similar numbers.

ARTICLE IV

Satisfaction and Discharge

Section 4.1 Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect, including the provisions of Article XIV (except as to any surviving rights of registration of transfer or exchange of Securities expressly provided for in this Indenture), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1)	either:

(a)

all Securities previously authenticated and delivered (other than (i) Securities which have been destroyed, lost, or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Securities for whose payment money has previously been irrevocably deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(b)	all such Securities not previously delivered to the Trustee for cancellation

(i)	have become due and payable, or

(ii)	will become due and payable at their Stated Maturity within one year, or

(iii)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not previously delivered to the Trustee for cancellation (other than Securities which have been destroyed, lost, or stolen and which have been replaced or paid as provided in Section 3.6), for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)	the Company has paid or caused to be paid all other sums payable by the Company under this Indenture; and

(3)

the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the satisfaction and discharge of this Indenture provided for in this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations (if any) of the Company to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of Clause (1) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

In the event Securities of two or more series were at any time issued under this Indenture, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to the Securities of all series as to which it is Trustee and if the conditions to satisfaction and discharge of this Indenture contained in this Section 4.1 in respect of such Securities have been satisfied. In the event there are two or more Trustees under this Indenture, the effectiveness of any such instrument shall be conditioned upon receipt of such instruments from all such Trustees.

Section 4.2 Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled to such money, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

ARTICLE V

Remedies

Section 5.1 Events of Default.

“Events of Default,” wherever used in this Indenture with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default, whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):

(1)

the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States of America or any political subdivision thereof, and such decree or order shall have continued unstayed and in effect for a period of 60 consecutive days;

(2)

the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States of America or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case under any such law; or

(3)	any other Event of Default with respect to Securities of that series.

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default specified in Sections 5.1(1) or 5.1(2) with respect to Securities of any series then Outstanding shall have occurred and be continuing, then, in each and every such case, the principal amount and interest, if any, on all of the Securities of all series then Outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

At any time after the occurrence of an Event of Default with respect to Securities of one or more series and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided below in this Article, the Holders of a majority in principal amount of the Outstanding Securities of all affected series (voting as one class), by written notice to the Company and the Trustee may waive all defaults with respect to all affected series, and may rescind and annul the consequences of the Event of Default if:

(1)

the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Securities of all affected series, (B) the principal of (and premium, if any, on) any Securities of all affected series which have become due otherwise than by such declaration of acceleration and any interest on such Securities at the rate or rates prescribed in such Securities, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed in such Securities, and (D) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents, and counsel; and

(2)

all Events of Default with respect to Securities of all affected series, other than the non-payment of the principal of Securities of the affected series which has become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any consequent right.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions of this Indenture, then, from and after the date of such Event of Default, unless such Event of Default has been rescinded and annulled as provided above, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes under this Indenture, to be such portion of the principal as shall be due and payable as a result of such acceleration, and the payment of such portion of the principal as shall be due and payable as a result of such acceleration, together with interest, if any, on such portion and all other amounts owing under such Original Issue Discount Security, shall constitute payment in full of such Original Issue Discount Securities.

Except for an Event of Default specified in Sections 5.1(1) or 5.1(2), no other Events of Default with respect to Securities of any series then Outstanding shall result in the acceleration of the principal or interest on Securities then Outstanding. For any Event of Default, other than those specified in Sections 5.1(1) or 5.1(2), and for any default, or failure to perform, or breach of any covenant or warranty of the Company, there shall not be a right to accelerate the principal or interest due under the Securities then Outstanding.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1)	default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days,

(2)	default is made in the payment of the principal of (or premium, if any, on) any Security at its Maturity,

(3)	default is made in the making or satisfaction of any sinking fund or analogous obligation when the same becomes due pursuant to the terms of any Security, or

(4)

default is made in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has been expressly included in this Indenture solely for the benefit of a series of Securities other than such series), and such default or breach continues for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under this Indenture, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed in such Securities, and, in addition, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents, and counsel.

If the Company fails to pay such amounts immediately upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other proper remedy.

Section 5.4 Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property, or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may vote on behalf of the Holders for the election of a trustee in bankruptcy or similar official and may be a member of a creditors, or other similar committee.

Section 5.5 Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production of such Securities in any related proceeding, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents, and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.6 Application of Money Collected.

Any money collected by the Trustee pursuant to this Article or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation on such Securities of the payment if only partially paid and upon surrender of such Securities if fully paid:

FIRST: To the payment of all amounts due the Trustee (including any predecessor trustee), its agents and attorneys under Section 6.7;

SECOND: To the payment of amounts then due and unpaid to the holders of Senior Debt, to the extent required by Article XIV;

THIRD: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

FOURTH: The balance, if any, to the Company or to whomsoever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct.

Section 5.7 Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless:

(1)	such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)

the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture;

(3)	such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses, and liabilities to be incurred in compliance with such request;

(4)	the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

(5)

no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal and ratable benefit of all of such Holders. (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances affect, disturb or prejudice the rights of such Holders or obtain priority or preference over any other of such Holders).

Section 5.8 Unconditional Right of Holders to Receive Principal, Premium, and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.7) any interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date), and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such Holder, subject, however, to the provisions of Article XIV.

Section 5.9 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions under this Indenture and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Securities in the last paragraph of Section 3.6, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Indenture or now or in the future existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of or acquiescence in any such Event of Default. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12 Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided that

(1)	such direction shall not be in conflict with any rule of law or with this Indenture,

(2)	the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3)

the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

Section 5.13 Waiver of Past Defaults.

Subject to Section 5.2, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default under this Indenture with respect to such series and its consequences, except a default (1) in the payment of the principal of or any premium or interest on any Security of such series, or (2) in respect of a covenant or provision of this Indenture which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such affected series.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising from such default shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Section 5.14 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Securities by such Holder’s acceptance of such Securities shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Securities on or after the Stated Maturity or Maturities expressed in such Securities (or, in the case of redemption, on or after the Redemption Date).

ARTICLE VI

The Trustee

Section 6.1 Certain Duties and Responsibilities.

(1)	Except during the continuance of an Event of Default,

(a)

the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b)

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(2)

In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such individual’s own affairs.

(3)	No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(a)	this Subsection (3) shall not be construed to limit the effect of Subsections (1) or (4) of this Section;

(b)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c)

the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(4)

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

(5)

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

Section 6.2 Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by first-class mail, postage prepaid, to all Holders of Securities of such series, as their names and addresses appear in the Security Register (or in case that a Depositary (or a nominee thereof) is a Holder of Securities issued in the form of Global Securities, then with respect to such Securities give by electronic, email or other means acceptable to such Depositary), notice of such default hereunder known to the Trustee (as provided in Section 6.3(9)), unless such default shall have been cured or waived; provided, however, that except in the case of default in the payment of the principal of or the interest on any of the Securities of such series, or in the payment of any sinking fund installment or analogous payment on such series, the

Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of such series. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 6.3 Certain Rights of Trustee.

Subject to the provisions of Section 6.1:

(1)

the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)

any request or direction of the Company mentioned in this Indenture shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)

whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering, or omitting any action under this Indenture, the Trustee (unless other evidence be specifically prescribed in this Indenture) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(4)

before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it under this Indenture in good faith and in reliance on such advice or Opinion of Counsel;

(5)

the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses, and liabilities which might be incurred by it in compliance with such request or direction;

(6)

the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(7)

the Trustee may execute any of the trusts or powers or perform any duties under this Indenture either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it;

(8)

the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith that is believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9)

the Trustee shall not be charged with knowledge of any default or Event of Default with respect to the Securities unless written notice of such default or Event of Default shall have been given to a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee by the Company or by any Holder of the Securities, and such notice references the Securities and this Indenture;

(10)	the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(11)

the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(12)

the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(13)

anything in this Indenture notwithstanding, in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action;

(14)

the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, (i) any act or provision of present or future law or regulation or governmental authority, (ii) labor disputes, strikes or work stoppages, (iii) accidents, (iv) acts of war or terrorism, (v) civil or military disturbances or unrest, (vi) nuclear or natural catastrophes or acts of God, (vii) epidemics or pandemics, (viii) disease, (ix) quarantine, (x) national emergency, (xi) interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, (xii) communications system failure, (xiii) malware or ransomware, (xiv) the unavailability of the Federal Reserve Bank wire, telex or other communication or wire facility, or (xv) the unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(15)	the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(16)

no provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action, in the performance of its duties or obligations under this Indenture, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action would violate applicable law binding upon it.

Section 6.4 Not Responsible for Recitals or Issuance of Securities.

The recitals contained in this Indenture and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, of the Securities or any other document in connection with the sale of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds from such Securities. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Section 6.5 May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar, or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar, or such other agent.

Section 6.6 Money Held in Trust.

Money held by the Trustee in trust under this Indenture need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it under this Indenture except as otherwise agreed in writing with the Company.

Section 6.7 Compensation and Reimbursement.

The Company agrees:

(1)

to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it under this Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)

except as otherwise expressly provided in this Indenture, to reimburse the Trustee upon its request for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel); and

(3)

to indemnify, defend, and protect each of the Trustee and any predecessor Trustee and their officers, agents, directors and employees for, and to hold them harmless against, any and all loss, damage, claim, liability, or expense, including fees and expenses of counsel, court costs and taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred without gross negligence or willful misconduct on their part as determined by a final, non-appealable judgment of a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of the trust or trusts under this Indenture, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, or in connection with enforcing the provisions of this Section. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim by appointing counsel at its cost and expense. The Trustee may have its own additional, separate counsel at its sole cost and expense; provided, however, that if counsel to Trustee reasonably determines that a conflict of interest exists or that Trustee has one or more defenses available separate from those of the Company, the reasonable fees and expenses of counsel for the Trustee shall be paid for by the Company.

To secure the Company’s obligations under this Section, the Trustee shall have a lien prior to the Securities upon all money or property held or collected by the Trustee in its capacity as Trustee, except for such money and property which is held in trust to pay principal (and premium, if any) or interest on particular Securities, and the claims of the Trustee under this Section shall not be subject to the provisions of Article XIV;

In addition to, and without prejudice to its other rights under this Indenture, when the Trustee incurs any expenses or renders any services after the occurrence of an Event of Default specified in Section 5.1(1) or (2), such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under the United States Bankruptcy Code (Title 11 of the United States Code) or any similar Federal or State law for the relief of debtors; and

The provisions of this Section 6.7 shall survive the satisfaction and discharge of the Indenture, the resignation or removal of the Trustee and the termination for any reason of this Indenture.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 6.8 Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. For the purpose of the second paragraph of Section 310(b) of the Trust Indenture Act, the phrase “default (as such term is defined in such indenture, but exclusive of any period of grace or requirement of notice)” is hereby defined to mean any event which is, or after notice or lapse of time or both would become, an Event of Default. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

Section 6.9 Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee under this Indenture which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section (and to the extent permitted by the Trust Indenture Act), the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article.

Section 6.10 Resignation and Removal; Appointment of Successor.

(1)

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(2)	The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice of such resignation to the Company.

(3)

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, by not less than 30 days written notice, delivered to the Trustee and to the Company.

(4)	If at any time:

(a)	the Trustee shall fail to comply with Section 6.8 after written request for such compliance by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(b)	the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request by the Company or by any such Holder, or

(c)

the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(5)

If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the Trustee resigning or being removed (at the Company’s expense) may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(6)

If the Trustee shall resign, be removed, or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal, or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, immediately upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(7)

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.7. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11 Acceptance of Appointment by Successor.

(1)

In case of the appointment of a successor Trustee under this Indenture with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge, and deliver to the Company and to the retiring Trustee an instrument accepting such appointment. Upon such delivery, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed, or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges and all other amounts payable to it hereunder, execute and deliver an instrument transferring to such successor Trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer, and deliver to such successor Trustee all property and money held by such retiring Trustee under this Indenture, subject nevertheless to its lien provided for in Section 6.7.

(2)

In case of the appointment under this Indenture of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee, and each successor Trustee with respect to the Securities of one or more series shall execute and deliver a supplemental indenture wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to the Securities of all series, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one Trustee, it being understood that nothing in this Indenture or in such supplemental indenture shall constitute such Trustee’s co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts under this Indenture separate and apart from any trust or trusts under this Indenture administered by any other such Trustee; and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided in such supplemental indenture and each such successor Trustee, without any further act, deed, or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; and such retiring Trustee shall duly assign, transfer, and deliver to such successor Trustee all property and money held by such retiring Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject nevertheless to its lien provided for in Section 6.7.

(3)

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers, and trusts referred to in paragraph (a) and (b) of this Section, as the case may be.

(4)	No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12 Merger, Conversion, Consolidation, or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee under this Indenture, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties to this Indenture. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13 Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company or any other obligor upon the Securities (other than by reason of a relationship described in Section 311(b) of the Trust Indenture Act), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or any such other obligor. For purposes of Section 311(b) of the Trust Indenture Act:

(1)

the term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(2)

the term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company or such obligor for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company or such obligor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 6.14 Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents (which may be an affiliate of the Company) with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer, or partial redemption or conversion, or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any of its states, or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment under this Indenture shall become vested with all the rights, powers, and duties of its predecessor, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed on it, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
As Authenticating Agent

By:
Authorized Officer

ARTICLE VII

Holder Lists and Reports by Trustee and Company

Section 7.1 Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(1)

semi-annually, not later than June 30 and December 31 in each year, a list for each series, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of the preceding June 15 or December 15, as the case may be, and

(2)

at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided that if and so long as the Trustee shall be the Security Registrar for such series, such lists shall not be required to be furnished.

Section 7.2 Preservation of Information; Communications to Holders.

(1)

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may dispose of as it deems fit any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(2)

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(3)

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 7.3 Reports by Trustee.

(1)

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act. To the extent that any such report is required by the Trust Indenture Act with respect to any 12-month period, such report shall cover the 12-month period ending May 15 and shall be transmitted (in accordance with the Trust Indenture Act) by the next succeeding July 15.

(2)

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission, and with the Company. The Company will promptly notify the Trustee when any Securities are listed on any stock exchange.

Section 7.4 Reports by Company.

The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents, and other reports, and such summaries, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Trust Indenture Act; provided that with respect to any such information, documents, or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, the Company intends to file such information, documents or reports with the Commission in electronic form in accordance with Regulation S-T of the Commission using the Commission’s Electronic Data Gathering, Analysis and Retrieval system (EDGAR). Compliance with the foregoing, or any successor electronic system approved by the Commission, will constitute delivery by the Company of such reports to the Trustee and Holders in compliance with the Trust Indenture Act.

Delivery of such reports, information, and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee shall be entitled to rely exclusively on Officers’ Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants in this Indenture or to monitor whether or not any such reports, information or other documents have been filed with the Commission with EDGAR (or any successor filing system) or any website under this Indenture, or to participate in any conference calls.

ARTICLE VIII

Consolidation, Merger, Conveyance, Transfer or Lease

Section 8.1 Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, transfer, or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer, or lease its properties and assets substantially as an entirety to the Company, unless:

(1)

in case the Company shall consolidate with or merge into another Person or convey, transfer, or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, shall be organized and validly existing under the laws of the United States of America, any of its states or the District of Columbia, and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2)

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3)

the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent to such transaction provided for in this Indenture have been complied with.

Section 8.2 Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer, or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company in this Indenture, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE IX

Supplemental Indentures

Section 9.1 Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the Trustee, for any of the following purposes:

(1)	to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in this Indenture and in the Securities;

(2)

to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred in this Indenture upon the Company;

(3)

to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series);

(4)

to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form;

(5)

to add to, change, or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided that any such addition, change, or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding;

(6)	provide for or confirm the issuance of additional Securities;

(7)

conform this Indenture, as amended or supplemented, or the Securities, as amended or supplemented, to the description and terms of such Securities in the prospectus supplement, offering memorandum, offering circular or other offering document applicable to such Securities at the time of the initial sale thereof;

(8)	to secure the Securities;

(9)	to establish the form or forms or terms of Securities of any series as permitted by Sections 2.1 and 3.1;

(10)

to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one Trustee, pursuant to the requirements of Section 6.11(2);

(11)	to comply with any requirements of the Commission in connection with qualifying this Indenture under the Trust Indenture Act;

(12)	to cure any ambiguity, mistake, defect or inconsistency; or

(13)	to make any change; provided that such change shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

Section 9.2 Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into a supplemental indenture or indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture entered into pursuant to this Section 9.2 shall, without the consent of the Holder of each Outstanding Security affected by such supplemental indenture,

(1)

change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce its principal amount or rate of interest or any premium payable upon its redemption, or reduce the amount of the principal of an Original Issue Discount Security or any other Security that would be due and payable upon a declaration of acceleration of its Maturity pursuant to Section 5.2, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where any Security or any premium or interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after its Stated Maturity (or, in the case of redemption, on or after the Redemption Date), or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders;

(2)

reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with the provisions of or defaults under this Indenture and their consequences provided for in this Indenture; or

(3)

modify any of the provisions of this Section, Section 5.13, or Section 10.8, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each affected Outstanding Security; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 6.11(2) and 9.1(10).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance of such supplemental indenture.

Section 9.3 Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications of the trusts created by this Indenture, the Trustee shall be entitled to receive in addition to the documents required by Section 1.3, and (subject to Section 6.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.4 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance with such supplemental indenture, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities previously or subsequently authenticated and delivered under this Indenture shall be bound by such supplemental indenture.

Section 9.5 Conformity With Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.6 Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 9.7 Notice of Supplemental Indentures.

After any supplemental indenture under this Article becomes effective, the Company may give to the Holders of Securities, in the manner referred to in Section 1.7, a notice briefly describing such supplemental indenture; provided, however, that the failure to give such notice to all Holders of Securities, or any defect therein, shall not impair or affect the validity of such supplemental indenture.

ARTICLE X

Covenants

Section 10.1 Payment of Principal, Premium, and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

Section 10.2 Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with its address, such presentations, surrenders, notices, and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company appoints the Trustee as its agent to receive all such presentations, surrenders, notices, and demands; provided, however, that such appointment shall exclude the appointment of the Trustee or any office of the Trustee as an agent to receive the service of legal process on the Company.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.3 Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled to such principal, premium, or interest a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture and will promptly notify the Trustee of its action or failure to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of its action or failure to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, and upon the written request of the Trustee, immediately pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium, or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee, shall cease at such time.

Section 10.4 Statement by Officers as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date of this Indenture, an Officers’ Certificate (one of the signers of which shall be the principal executive officer, principal financial officer, or principal accounting officer of the Company), stating whether or not, to the best knowledge of the signers, the Company is in default in the performance and observance of any of the terms, provisions, and conditions of this Indenture (without regard to any period of grace or requirement of notice provided under this Indenture) and, if the Company shall be in default, specifying all such defaults and their nature and status of which they may have knowledge. The Company will deliver to the Trustee written notice of the occurrence of any Event of Default or default (which word has the meaning of the word “default” as used in Section 6.2), within ten (10) Business Days of the Company becoming aware of any such Event of Default or default and setting forth the detail of such Event of Default or default and the action the Company proposes to take with respect thereto.

Section 10.5 Existence.

Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory), and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that its preservation is no longer desirable in the conduct of the business of the Company and that its loss is not disadvantageous in any material respect to the Holders.

Section 10.6 Maintenance of Properties.

The Company will cause all material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair, and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments, and improvements, all as in the judgment of the Company may be necessary so that the business carried on by it may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

Section 10.7 Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments, and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits, or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials, and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge, or claim whose amount, applicability, or validity is being contested in good faith by appropriate proceedings and for which adequate provision is made.

Section 10.8 Waiver of Certain Covenants.

The Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision, or condition set forth in Sections 10.5 to 10.7 (excluding Section 10.7(1)), or in any covenant provided pursuant to Section 3.1(16) or 9.1(2) for the benefit of the Holders of such series, if before the time for such compliance the Holders of a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision, or condition, but no such waiver shall extend to or affect such term, provision, or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision, or condition shall remain in full force and effect.

Section 10.9 Calculation of Original Issue Discount.

If the Company has Outstanding any Original Issue Discount Securities, the Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may be required to be provided to the Trustee, any Paying Agent or the holders of the Notes pursuant to the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

Section 10.10 Tax Payment and Tax Withholding Obligations.

In order to enable the Trustee and any other Paying Agent to comply with any tax payment or tax withholding obligation or obligations imposed on it or them by virtue of applicable law in connection with any payment made by it or them to Holders pursuant to any of the provisions of this Indenture, the Company hereby agrees that, upon receipt of a request from time to time from the Trustee or such Paying Agent, the Company will provide to the Trustee and such Paying Agent promptly a notice in writing as to whether and to what extent, together with any and all information necessary to enable the Trustee and such Paying Agent to determine whether and to what extent, any such tax payment or tax withholding obligation or obligations shall apply, and, if any do so apply, the amount and other relevant details of such tax payment and/or tax withholding obligation or obligations. In addition to and notwithstanding such agreement, the Trustee and any such Paying Agent shall have full right and warrant to withhold from any payment made by it or them pursuant to any of the provisions of this Indenture (if required to comply with such tax payment or tax withholding obligation or obligations) and shall not be liable to any Person for so doing.

ARTICLE XI

Redemption of Securities

Section 11.1 Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for Securities of any series) in accordance with this Article.

Section 11.2 Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.1 for such Securities. In case of any redemption at the election of the Company, the Company shall, at least three Business Days before sending a notice of such redemption (unless a shorter notice shall be satisfactory to the Trustee), furnish to the Trustee an Officer’s Certificate setting forth such Redemption Date, the principal amount of Securities of such series to be redeemed and, if applicable, the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

Section 11.3 Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all of the Securities of such series and of a specified tenor are to be redeemed or such series is comprised of a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption as follows: (a) if the Securities are in the form of Global Securities, in accordance with the procedures of the Depositary, (b) if the Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or (c) if not otherwise provided for under clause (a) or (b) in the manner that the Trustee deems fair and appropriate, including by lot or other method, unless otherwise required by law or applicable stock exchange requirements. If less than all of the Securities of such series and of a specified tenor are to be redeemed (unless such series is comprised of a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

Unless all of the Securities of such series and of a specified tenor are to be redeemed or such series is comprised of a single Security, the Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities (other than Securities comprised of a single Security) selected for partial redemption, the principal amount thereof to be redeemed. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) of such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.4 Notice of Redemption.

Notice of redemption shall be given electronically or by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at such Holder’s address appearing in the Security Register.

All notices of redemption shall identify the Securities to be redeemed and state:

(1)	the Redemption Date;

(2)	the Redemption Price and accrued interest, if any;

(3)	if less than all the Outstanding Securities of any series are to be redeemed:

(a)	the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed, and

(b)

that on or after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in authorized denominations for an aggregate principal amount equal to the unredeemed portion will be issued;

(4)

that on the Redemption Date the Redemption Price and accrued interest, if any, will become due and payable upon each such Security to be redeemed and that, unless the Company defaults in making such redemption payment, interest on such Security will cease to accrue on and after such date;

(5)	the name and address of the Paying Agent;

(6)	that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(7)	that the redemption is for a sinking fund, if such is the case;

(8)	the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

(9)

the “CUSIP,” “ISIN” or other similar numbers, if any, of the Securities to be redeemed and that no representation is made as to the correctness or accuracy of any such CUSIP, ISIN or other similar number that is listed in such notice or printed on the Securities.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request (delivered to the Trustee, together with an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice, at least three Business Days prior to the date of the giving of the notice of redemption (unless a shorter period shall be acceptable to the Trustee)), by the Trustee in the name and at the expense of the Company and shall be irrevocable.

Section 11.5 Deposit of Redemption Price.

Prior to 10:00 a.m., New York City time on the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

Section 11.6 Securities Payable on Redemption Date.

Notice of redemption having been given in accordance with this Indenture, the Securities to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price specified in the notice, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.1, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

If any Security called for redemption shall not be so paid upon surrender for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed in the Security.

Section 11.7 Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder or the Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE XII

Sinking Funds

Section 12.1 Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.1 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is referred to in this Indenture as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is referred to in this Indenture as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 12.2 Satisfaction of Sinking Fund Payments with Securities.

The Company (1) may deliver Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which previously have been redeemed by the Company either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, or have been otherwise acquired by the Company as permitted by such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 12.3 Redemption of Securities for Sinking Fund.

Not less than 90 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion, if any, which is to be satisfied by payment of cash and the portion, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.2 and the basis for such credit and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of redemption to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.6 and 11.7.

ARTICLE XIII

Defeasance and Covenant Defeasance

Section 13.1 Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance.

If, pursuant to Section 3.1, provision is made for either or both of (a) Defeasance of the Securities of a series under Section 13.2 or (b) Covenant Defeasance of the Securities of a series under Section 13.3, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article XIII, shall be applicable to the Securities of such series, and the Company may at its option by Board Resolution or in any other manner specified as contemplated by Section 3.1, at any time, with respect to the Securities of such series, elect to have either Section 13.2 (if applicable) or Section 13.3 (if applicable) be applied to the Outstanding Securities of such series upon compliance with the conditions set forth below in this Article XIII.

Section 13.2 Defeasance and Discharge.

Upon the Company’s exercise of the above option applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series on and after the date the conditions precedent set forth in Section 13.3 are satisfied (“Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under such Securities and this Indenture, insofar as such Securities are concerned (and the Trustee, upon Company Order and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged under this Indenture: (A) the rights of Holders of Outstanding Securities of such series to receive, solely from the trust fund described in Section 13.4 as more fully set forth in such Section, payments of the principal of (any premium, if any) and interest on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 6.7,

10.2, and 10.3, and any ancillary obligations, (C) the rights, powers, trusts, duties, immunities, and other provisions in respect of the Trustee under this Indenture, and (D) this Article XIII. Subject to compliance with this Article XIII, the Company may exercise its option under this Section 13.2 notwithstanding the prior exercise of its option under Section 13.3 with respect to the Securities of such series. Following a Defeasance, payment of the Securities of such series may not be accelerated because of an Event of Default.

Section 13.3 Covenant Defeasance.

Upon the Company’s exercise of the above option applicable to this Section and after the date the conditions set forth below are satisfied (“Covenant Defeasance”), (1) the Company shall be released from its obligations under any covenant applicable to such Securities that is determined pursuant to Section 3.1 to be subject to this provision, and (2) the occurrence of any event specified in Section 5.1(1) or (2) or determined pursuant to Section 3.1 to be subject to this provision shall not be deemed to be or result in an Event of Default. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition, or limitation set forth in any such Section whether directly or indirectly by reason of any reference elsewhere in this Indenture to any such Section or by reason of any reference in any such Section to any other provision in this Indenture or in any other document, but the remainder of this Indenture and such Securities shall be unaffected by such Covenant Defeasance.

Section 13.4 Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions precedent to application of either Section 13.2 or Section 13.3 to the Outstanding Securities of such series:

(1)

The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 6.9 and agrees to comply with the provisions of the Indenture applicable to it as if it were the Trustee under this Indenture), as trust funds in trust for the purpose of making the following payments, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination of such money and U.S. Government Obligations, in each case sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee (in the case that any part of the deposit consists of U.S. Government Obligations), to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee as previously provided) to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Securities of such series on the Maturity of such principal, any premium or interest, and any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such series on their due dates. Before such a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date or dates in accordance with Article XI, which shall be given effect in applying the foregoing provisions. For this purpose, “U.S. Government Obligations” means securities that are (x)

direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), which may include the Trustee, as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

(2)

No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing (A) on the date of such deposit or (B) insofar as subsections 5.1(1) and (2) are concerned, at any time during the period ending on the 120th day after the date of such deposit or, if longer, ending on the day following the expiration of the preference period applicable to the Company under federal law in respect of such deposit (it being understood that the condition in this clause (B) shall not be deemed satisfied until the expiration of such period).

(3)

Such Defeasance or Covenant Defeasance shall not (A) cause the Trustee in respect of the Securities of such series to have a conflicting interest as defined in Section 6.8 or for purposes of the Trust Indenture Act with respect to any Securities of the Company or (B) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended.

(4)

Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

(5)

Such Defeasance or Covenant Defeasance shall not cause any Securities of such series then listed on any registered national securities exchange under the Securities Exchange Act of 1934, as amended, to be delisted.

(6)

In the case of an election under Section 13.2, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based on such ruling or change such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain, or loss for federal income tax purposes as a result of such Defeasance and will be subject to federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Defeasance had not occurred.

(7)

In the case of an election under Section 13.3, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain, or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Covenant Defeasance had not occurred.

(8)

The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (subject to customary qualifications and assumptions) after the period described in Section 13.4(2), the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally.

(9)

Such Defeasance or Covenant Defeasance shall be effected in compliance with any additional terms, conditions, or limitations which may be imposed on the Company in connection with such Defeasance or Covenant Defeasance pursuant to Section 3.1.

(10)

The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to either the Defeasance under Section 13.2 or the Covenant Defeasance under Section 13.3 (as the case may be) provided for in this Indenture have been complied with.

Section 13.5 Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations (including any proceeds) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 13.6, the Trustee and any such other qualifying trustee are referred to collectively as the “Trustee”) pursuant to Section 13.4 in respect of the Outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (but not including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due on such Securities in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee, or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 13.4 or the principal and interest received in respect of such money or U.S. Government Obligations other than any such tax, fee, or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Indenture to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 13.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount which would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance.

Section 13.6 Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 13.5 by reason of any order or judgment of any court or governmental authority enjoining, restraining, or otherwise prohibiting such application, then the Company’s obligations under the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article XIII until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 13.5; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest on any such Security following the reinstatement of its obligations, the Company shall be entitled, at its election, (a) to receive from the Trustee or Paying Agent, as applicable, that portion of such money or U.S. Government Obligations held by the Trustee or the Paying Agent, as applicable, equal to the amount of such payment, or (b) to be subrogated to the rights of the Holders of such Securities to receive such payment from the money and U.S. Government Obligations held by the Trustee or the Paying Agent.

ARTICLE XIV

Subordination Of Securities

Section 14.1 Securities Subordinate to Senior Debt.

The Company covenants and agrees that anything in this Indenture or the Securities of any series to the contrary notwithstanding, the indebtedness evidenced by the Securities of each series is subordinate and junior in right of payment to all Senior Debt to the extent provided in this Indenture, and each Holder of Securities of each series, by such Holder’s acceptance of such Securities, likewise covenants and agrees to the subordination provided in this Indenture and shall be bound by the provisions of this Indenture. Senior Debt shall continue to be Senior Debt and entitled to the benefits of these subordination provisions irrespective of any amendment, modification, or waiver of any term of the Senior Debt or extension or renewal of the Senior Debt.

In the event of

(1)	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, or other similar proceeding relating to the Company or its property,

(2)	any proceeding for the liquidation, dissolution, or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

(3)	any assignment by the Company for the benefit of creditors, or

(4)	any other marshaling of the assets of the Company,

all Senior Debt (including any interest on such Senior Debt accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities, or other property, shall be made to any Holder of any of the Securities on account of such Securities. Any payment or distribution, whether in cash, securities, or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Securities, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect of such Senior Debt under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Securities of any series shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest on such Senior Debt accruing after the commencement of any such proceedings) shall have been paid in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt, the Holders of the Securities, together with the holders of any obligations of the Company ranking on a parity with the Securities, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of (and premium, if any) and interest on the Securities and such other obligations before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Securities and such other obligations. The rights of holders of Senior Debt under this Section do not extend to any payment or distribution, whether in cash, securities or other property, to the extent applied to the Trustee’s rights to compensation, reimbursement of expenses or indemnification.

In the event that, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities, or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Securities, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect of such Senior Debt under any such plan of reorganization or readjustment), shall be received by the Trustee or any Holder in contravention of any of the terms of this Indenture such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for applications to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full. In the event of the failure of the Trustee or any Holder to endorse or assign any such payment, distribution, or security, each holder of Senior Debt is irrevocably authorized to endorse or assign the same.

No present or future holder of any Senior Debt shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by the Securities by any act or failure to act on the part of the Company. Nothing contained in this Indenture shall impair, as between the Company and the Holders of Securities of each series, the obligation of the Company to pay to such Holders the principal of (and premium, if any) and interest on such Securities or prevent the Trustee or the Holder from exercising all rights, powers and remedies otherwise permitted by applicable law or under this Indenture upon a default or Event of Default, all subject to the rights of the holders of the Senior Debt to receive cash, securities, or other property otherwise payable or deliverable to the Holders.

Senior Debt shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities, or other property equal to the amount of such Senior Debt then outstanding. Upon the payment in full of all Senior Debt, the Holders of Securities of each series shall be subrogated to all rights of any holders of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the indebtedness evidenced by the Securities of such series shall have been paid in full, and such payments or distributions received by such Holders, by reason of such subrogation, of cash, securities, or other property which otherwise would be paid or distributed to the holders of Senior Debt shall, as between the Company and its creditors other than the holders of Senior Debt, on the one hand, and such Holders, on the other hand, be deemed to be a payment by the Company on account of Senior Debt, and not on account of the Securities of such series.

Notwithstanding the foregoing or anything else in this Article XIV contained, at any time after the 123rd day following the date of deposit of money and U.S. Government Obligations pursuant to Article IV or XIII (provided all conditions set out in the applicable Article shall have been satisfied), the funds (including U.S. Government Obligations) so deposited and any interest thereon will not be subject to any rights of holders of Senior Debt including, without limitation, those arising under this Article XIV; provided that no event described in clauses (1) and (2) of Section 5.1 has occurred during such 123-day period.

The provisions of this Section 14.1 shall not impair any rights, interests, remedies, or powers of any secured creditor of the Company in respect of any security interest the creation of which is not prohibited by the provisions of this Indenture.

Section 14.2 No Payment When Senior Debt in Default.

In the event and during the continuation of any default in the payment of the principal of or any premium or interest on any Senior Debt beyond any applicable grace period with respect to such Senior Debt, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt (or the trustee on behalf of the holders of such Senior Debt) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and any such declaration and its consequences shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) shall be made by the Company on account of the principal of or any premium or interest on the Securities or on account of the purchase or other acquisition of Securities; provided, however, that nothing in this Section 14.2 shall prevent the satisfaction of any sinking fund payment in accordance with Article XII by delivering and crediting pursuant to Section 12.2 Securities which have been acquired (upon redemption or otherwise) prior to such default in payment or event of default.

Subject to Section 14.5, in the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 14.2, and if such fact shall, at or prior to the time of such payment, have been made known in a writing delivered to a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee by a holder of Senior Debt or the Company or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered to the Company.

The provisions of this Section 14.2 shall not apply to any payment with respect to which Section 14.1 would be applicable.

Section 14.3 Trustee and Holders of Securities May Rely on Certificate of Liquidating Agent; Trustee May Require Further Evidence as to Ownership of Senior Debt; Trustee Not Fiduciary to Holders of Senior Debt.

Upon any payment or distribution of assets of the Company referred to in this Article XIV, the Trustee and the Holders shall be entitled to conclusively rely upon an order or decree made by any court of competent jurisdiction in which such dissolution or winding up or liquidation or reorganization or arrangement proceedings are pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount of or payable on and the amount or amounts paid or distributed on such Senior Debt or other indebtedness, and all other facts pertinent to such Senior Debt or other indebtedness or to this Article XIV. In the absence of any such bankruptcy trustee, receiver, assignee, or other Person, the Trustee shall be entitled to conclusively rely upon a written notice by a Person representing itself, himself or herself to be a holder of Senior Debt (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of such Senior Debt (or is such a trustee or representative), the amount of or payable on and the amount or amounts paid or distributed on such Senior Debt or other indebtedness, and all other facts pertinent to such Senior Debt or other indebtedness. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payments or distributions pursuant to this Article XIV, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Article XIV, and if such evidence is not furnished, the Trustee may withhold any payment to such Person pending judicial determination as to the right of such Person to receive payment. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if it shall pay over or deliver to the Holders or the Company or any other Person, cash, securities, or other property to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee.

Section 14.4 Payment Permitted If No Default.

Nothing contained in this Article XIV (except in Section 14.5) or elsewhere in this Indenture, or in any of the Securities, shall prevent (a) the Company at any time, except during the pendency of any dissolution, winding up, liquidation, or reorganization proceedings referred to in Section 14.1 or under the conditions specified in Section 14.2, from making payments of the principal of (or premium, if any) or interest on the Securities or (b) the application by the Trustee or any Paying Agent of any moneys deposited with it under this Indenture to payments of the principal of or interest on the Securities, if, at the time of such deposit, a Responsible Officer of the Trustee or such Paying Agent, as the case may be, had not received at the Corporate Trust Office of the Trustee the Officers’ Certificate or written notice provided for in Section 14.5 of any event prohibiting the making of such deposit, or if, at the time of such deposit (whether or not in trust) by the Company with the Trustee or any Paying Agent (other than the Company) such payment would not have been prohibited by the provisions of this Article, and the Trustee or any Paying Agent shall not be affected by any notice to the contrary received by it on or after such date.

Section 14.5 Trustee Not Charged with Knowledge of Prohibition.

Anything in this Article XIV or elsewhere contained in this Indenture to the contrary notwithstanding, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee, and shall be entitled conclusively to assume that no such facts exist and that no event specified in Section 14.1 or Section 14.2 has happened, unless and until a Responsible Officer of the Trustee shall have received at the Corporate Trust Office of the Trustee (i) an Officers’ Certificate to that effect or (ii) notice in writing to that effect signed by or on behalf of the holder or holders, or their representatives, of Senior Debt who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee to be such holder or holders or representatives or from any trustee under any indenture pursuant to which such Senior Debt shall be outstanding; and before the receipt of any such Officers’ Certificate or written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the Officers’ Certificate or the written notice provided for in this Section at least three (3) Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security) then, anything herein contained to the contrary notwithstanding, the Trustee shall have all power and authority to receive such money and to apply the same to the purpose for which such money were received and shall not be affected by any notice to the contrary which may be received by it during or after such three (3) Business Day period.

The Company shall give prompt written notice to the Trustee and to the Paying Agent of any facts which would prohibit the payment of money or assets to or by the Trustee or any Paying Agent.

Section 14.6 Trustee to Effectuate Subordination.

Each Holder of Securities by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as between such Holder and holders of Senior Debt as provided in this Article and appoints the Trustee its attorney-in-fact for any and all such purposes.

Section 14.7 Rights of Trustee as Holder of Senior Debt.

The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at the time be held by it, to the same extent as any other holder of Senior Debt. Nothing in this Article shall deprive the Trustee of any rights as such holder.

Section 14.8 Article Applicable to Paying Agents.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the term “Trustee” as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if the Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 14.5 and 14.7 shall not apply to the Company or any Affiliate of the Company if the Company or such Affiliate acts as Paying Agent.

Section 14.9 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt.

No right of any present or future holders of any Senior Debt to enforce subordination as provided in this Indenture shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions, and covenants of this Indenture, regardless of any knowledge which any such holder may have or be otherwise charged with. The holders of Senior Debt may, at any time or from time to time and in their absolute discretion, change the manner, place, or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Debt, or amend or supplement any instrument pursuant to which any such Senior Debt is issued or by which it may be secured, or release any security, or exercise or refrain from exercising any other of their rights under the Senior Debt including, without limitation, the waiver of default, all without notice to or assent from the Holders of the Securities or the Trustee and without affecting the obligations of the Company, the Trustee, or the Holders of the Securities under this Article.

Section 14.10 Trustee’s Rights to Compensation, Reimbursement of Expenses and Indemnification.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Sections 5.6 or 6.7. Section 14.11. Modification of Subordination Provisions.

Anything in Article IX or elsewhere contained in this Indenture to the contrary notwithstanding, no modification or amendment and no supplemental indenture shall modify the subordination provisions of this Article XIV in a manner that would adversely affect the holders of Senior Debt.

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This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This instrument shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by Signature Law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other applicable law due to the character or intended character of the writings.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the day and year first above written.

VALLEY NATIONAL BANCORP

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to Subordinated Indenture]